Exhibit 10.33

FOURTH AMENDMENT TO CREDIT AGREEMENT

Among

VANGUARD NATURAL GAS, LLC

(f/k/a NAMI HOLDING COMPANY, LLC),

as Borrower,

CITIBANK, N.A.,

as Administrative Agent and L/C Issuer,

and

CITIBANK, N.A.,

as Co-Lead Arranger, Sole Bookrunner

and Co-Syndication Agent,

and

BNP PARIBAS,

as Co-Lead Arranger and Co-Syndication Agent

and

THE LENDERS PARTY HERETO

Dated as of August 30, 2007

FOURTH AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT TO CREDIT AGREEMENT made as of August 30, 2007 (this “Fourth Amendment” or “Amendment”), is entered into among VANGUARD NATURAL GAS, LLC, a limited liability company duly formed and existing under the laws of the Commonwealth of Kentucky (f/k/a Nami Holding Company, LLC) (the “Borrower”), the lenders listed on the signature pages hereto as Lenders (the “Lenders”), and CITIBANK, N.A., as Administrative Agent and L/C Issuer.

R E C I T A L S

A.            The Borrower, the Lenders, the Administrative Agent and the L/C Issuer are parties to that certain Credit Agreement dated as of January 3, 2007, as amended by that certain First Amendment to Credit Agreement dated as of March 2, 2007, and by that certain Second Amendment to Credit Agreement dated as of April 13, 2007, and as amended by that certain Third Amendment to Credit Agreement dated as of May 4, 2007 (these four documents are collectively referred to herein as the “Credit Agreement”).

B.            The parties desire to amend the Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Same Terms.  All terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides.  In addition, all references in the Loan Documents to the “Agreement” shall mean the Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time.  In addition, the following terms shall have the meanings set forth below:

“Effective Date” means August 30, 2007.

“Modification Papers” means this Amendment, and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

2.             Conditions Precedent.  The transactions contemplated by this Amendment shall be deemed to be effective as of the Effective Date, when the following conditions have been complied with to the satisfaction of the Administrative Agent, unless waived in writing by the Administrative Agent:

A.            Fourth Amendment to Credit Agreement.  This Amendment to Credit Agreement shall be in full force and effect.

B.            Fees and Expenses.  The Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers and previously incurred under the Loan Documents.

C.            Representations and Warranties  All representations and warranties contained herein or in the documents referred to herein or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of this date.

3.             Amendments to Credit Agreement.  On the Effective Date, the Credit Agreement shall be deemed to be amended by replacing the definition of “Reversion Date” in Section 1.02 with the following definition:

“‘Reversion Date’ means the first to occur of (i) the third Business Day following the occurrence of an Equity Event which consists of a public offering of equity securities, or (ii) October 8, 2007.”

4.             Certain Representations.  The Borrower represents and warrants that, as of the Effective Date:  (a) the Borrower has full power and authority to execute the Modification Papers and the Modification Papers constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by the Borrower thereof.  In addition, the Borrower represents that all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the Effective Date (except representations and warranties that relate to a specific prior date are based upon the state of facts as they exist as of such date).

5.             No Further Amendments.  Except as previously amended in writing or as amended hereby, the Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

6.             Limitation on Agreements.  The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which the Administrative Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

7.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

8.             Incorporation of Certain Provisions by Reference.  The provisions of Section 12.09 of the Credit Agreement captioned “Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial” are incorporated herein by reference for all purposes.

9.             Entirety, Etc.  This instrument and all of the other Loan Documents embody the entire agreement between the parties.  THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

The parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:	VANGUARD NATURAL GAS, LLC
f/k/a Nami Holding Company, LLC

	By:	/s/ Richard Robert
Richard Robert
Executive Vice President
and Chief Financial Officer

ADMINISTRATIVE AGENT:	CITIBANK, N.A .
as Administrative Agent

	By:	/s/ Angela McCracken
Angela McCracken
Vice President

LENDERS:	CITIBANK, N.A.

	By:	/s/ Angela McCracken
Angela McCracken
Vice President

LENDERS:	BNP PARIBAS

	By:	/s/ Betsy Jocher
Name: Betsy Jocher
Title: Director

	By:	/s/ Russell Otts
Name: Russell Otts
Title: Vice President